Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 17, 2022, relating to the financial statements of Carlisle Companies Incorporated and the effectiveness of Carlisle Companies Incorporated’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Carlisle Companies Incorporated for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
June 28, 2022